ASSIGNMENT OF MEMBERSHIP INTEREST

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this "Assignment"), made as of February 11, 2014 (the "Effective Date"), by NET ELEMENT, INC., a Delaware corporation ("Assignor"), in favor of TlT Group, LLC, a Delaware limited liability company ("Assignee").

Assignor owns ten percent (10%) of the membership interest in T1T LAB, LLC, a Florida limited liability company (the "Assigned Interests").

Oleg Firer is the "Executive" (as such term is defined in that certain Operating Agreement) of TlT LAB, LLC entered into as effective of September 25, 2013 (the "Operating Agreement") appointed by Assignor (i.e., "NETE Member," as such term is defined in the Operating Agreement) to the Executive Committee of T1T LAB, LLC.

Assignor has agreed to transfer to Assignee all of the Assigned Interests in consideration for Assignor being released from its obligations to T1T LAB, LLC (including the obligations to make capital contributions to T1T LAB, LLC).

Oleg Firer has agreed to resign, effective immediately, as the "Executive" of T1T LAB, LLC.

In consideration of the release of Assignor from any and all payment and other obligations to Assignee (including, but not limited to, the obligations to make capital contributions to Assignee) and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer and convey to Assignee all of Assignor's right, title and interest in and to the Assigned Interests, free and clear of any and all claims, pledges, assignments, liens, charges, mortgages, security interests, limitations, restrictions, agreements, rights or other encumbrance (collectively, "Claims") and all duties and obligations of Assignor to Assignee.

The Assignee shall have the right to exercise all of the rights and privileges that the Assignor has heretofore had as the owner of and with respect to the Interest.

Assignor and Assignee hereby acknowledge that the assignment, transfer and conveyance hereunder is a "Permitted Transfer" (as such term is defined in the Operating Agreement), and therefore a consent of the "Manager" (as such term is defined in the Operating Agreement) is not required.

[Signatures are on next page.]

IN WITNESS WHEREOF, Assignor hereby executes this Assignment as of the Effective Date.

Assignor:

/s/ Oleg Firer
NET ELEMENT, INC., a Delaware corporation

/s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

Resignation of "Executive" Appointed by Assignor:

Oleg Firer hereby resigns, effective immediately, as the "Executive" appointed Assignor to the Executive Committee of T1T LAB, LLC.

/s/ Oleg Firer

Agreed and Acknowledged:

T1T GROUP, LLC, a Delaware limited liability company

By	/s/ Mike Zoi

Name: Mike Zoi

Title: Manager